Karat Packaging Board Declares Quarterly Cash Dividend;
Initiates First-Ever Share Repurchase Program

CHINO, Calif., November 5, 2025 – Karat Packaging Inc. (Nasdaq: KRT) (the “Company” or “Karat”), a specialty distributor and manufacturer of disposable foodservice products and related items, today announced that its board of directors has declared a regular quarterly dividend of $0.45 per share on the Company’s common stock. The dividend is payable on or about November 28, 2025, to stockholders of record as of November 21, 2025.

The board also authorized its first-ever share repurchase program to purchase up to $15.0 million of the Company’s common stock.

“Today’s announcement of Karat’s new share repurchase program, along with our regular quarterly dividend declarations, reflect the board and management’s continued confidence in the Company’s growth potential and financial strength. We have built a transformative presence as a growth-oriented company in the foodservice packaging industry. While we continue to execute on our strategy of driving strong organic growth and explore strategic expansion opportunities, we remain committed to delivering long-term value to our shareholders,” said Alan Yu, Chief Executive Officer.

The share repurchase of Karat’s outstanding common stock will be made in accordance with applicable securities laws and at such time, in such manner, prices and amounts as determined by the Company’s Chief Executive Officer and Chief Financial Officer, including in open market transactions, through privately negotiated transactions, or pursuant to a trading plan separately adopted in the future, subject to the requirements of the Securities Exchange Act of 1934, as amended. The authorization for the share repurchase program has no expiration date, and may be modified, suspended or terminated at any time and for any reason at the discretion of its Board of Directors. Under the share repurchase program, no shares will be repurchased directly from directors or officers of the Company. The authorization for the share repurchase program does not obligate Karat to purchase any particular amount of the Company’s common stock.

About Karat Packaging Inc.

Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The Company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat also offers customized solutions, including new product development and design, printing, and logistics services. To learn more about Karat, please visit the Company’s website at www.karatpackaging.com.

Caution Concerning Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements, including, but not limited to, financial strength, growth potential and delivering long-term value to shareholders, are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Investor Relations and Media Contacts:
PondelWilkinson Inc.
Judy Lin or Roger Pondel
310-279-5980
IR@karatpackaging.com
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